Exhibit 99.2

Guitar Center, Inc. and subsidiaries

Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	June 30, 2005 (a)	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$9,977	$60,453
Investments in marketable securities	—	3,810
Accounts receivable, net	23,905	27,627
Merchandise inventories	416,566	314,961
Prepaid expenses and deposits	17,151	13,367
Deferred income taxes	5,137	5,552
Total current assets	472,736	425,770

Property and equipment, net	124,176	97,349
Investments in marketable securities	—	16,997
Goodwill	78,412	26,474
Deposits and other assets, net	13,217	8,003
	$688,541	$574,593

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$94,930	$49,771
Accrued expenses and other current liabilities	65,550	83,606
Merchandise advances	19,792	22,534
Revolving line of credit	38,092	—
Total current liabilities	218,364	155,911

Other long-term liabilities	10,206	6,943
Deferred income taxes	7,411	5,057
Long-term debt	100,000	100,000
Total liabilities	335,981	267,911

Stockholders’ equity:
Preferred stock; 5,000 authorized, none issued and outstanding	—	—
Common Stock, $0.01 par value, authorized 55,000 shares, issued and outstanding 25,944 at June 30, 2005 and 25,359 at December 31, 2004	260	254
Additional paid in capital	322,382	305,305
Retained earnings	29,918	1,123
Stockholders’ equity	352,560	306,682
	$688,541	$574,593

(a) Purchase price accounting related to the Music & Arts Center, Inc. acquisition completed April 15, 2005 is being finalized and, as a result, there may be a subsequent reclassification of certain items presented on the balance sheet as of June 30, 2005.

Guitar Center, Inc. and subsidiaries

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three months ended June 30,
	2005	2004

Net sales	$402,296	$339,622
Cost of goods sold, buying and occupancy	286,956	245,409
Gross profit	115,340	94,213

Selling, general and administrative expenses	92,429	73,200
Operating income	22,911	21,013

Interest expense, net	1,915	1,425

Income before income taxes	20,996	19,588

Income taxes	8,085	7,444

Net income	$12,911	$12,144

Net income per share
Basic	$0.50	$0.49
Diluted	$0.46	$0.45

Weighted average shares outstanding
Basic	25,885	24,676
Diluted	29,836	28,859

Guitar Center, Inc. and subsidiaries

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Six months ended June 30,
	2005	2004

Net sales	$798,682	$689,325
Cost of goods sold, buying and occupancy	572,170	500,429
Gross profit	226,512	188,896

Selling, general and administrative expenses	176,900	147,518
Operating income	49,612	41,378

Interest expense, net	2,790	2,788

Income before income taxes	46,822	38,590

Income taxes	18,027	14,666

Net income	$28,795	$23,924

Net income per share
Basic	$1.12	$0.98
Diluted	$1.02	$0.89

Weighted average shares outstanding
Basic	25,740	24,432
Diluted	29,780	28,636

Guitar Center, Inc. and subsidiaries

Supplemental Financial Data

(In thousands, except per share data)

	Three months ended June 30, 2005	Three months ended June 30, 2004(c)
	(in thousands, except per share amounts)

Calculation of diluted earnings per share
Net income	$12,911	$12,144
Add back interest, net of tax, on 4% Senior Convertible Notes (a)	727	733
Net income excluding interest expense on 4% Senior Convertible Notes	13,638	12,877

Basic weighted average shares outstanding	25,885	24,676

Dilutive effect of stock options outstanding	1,059	1,291

Incremental shares on assumed conversion of 4% Senior Convertible Notes (b)	2,892	2,892

Diluted weighted average shares outstanding	29,836	28,859

Diluted net income per share	$0.46	$0.45

(a) Represents the interest expense, including amortization of deferred financing costs, on the 4% Senior Convertible Notes, net of tax, using an effective tax rate for 2005 of 38.5% and for 2004 of 38.0%.

(b) Represents the number of incremental common shares resulting from the conversion of the 4% Senior Convertible Notes.

(c) Financial data for the three months ended June 30, 2004 has been restated to conform to EITF 04-08 issued in November 2004.